As filed with the Securities and Exchange Commission on December 21, 2012

Registration No.  333-166291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Post-Effective Amendment No. 2
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Advance Auto Parts, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware (State or other jurisdiction of incorporation or organization)	54-2049910 (I.R.S. Employer Identification Number)

5008 Airport Road
Roanoke, Virginia 24012
(540) 362-4911
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________________

Darren R. Jackson
President, Chief Executive Officer and Director
Advance Auto Parts, Inc.
5008 Airport Road
Roanoke, Virginia 24012
(540) 362-4911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christina Melendi, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022-4689
(212) 705-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☒

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price(1)(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Senior or Subordinated Debt Securities	—	—	—	—
Guarantees of Debt Securities (4)	—	—	—	—
Total	—	—	—	—

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.E. of Form S-3.

(2)	An indeterminate number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

(4)
The guarantees of debt securities may be issued by one or more of the registrants named below under “Table of Additional Registrants” and may be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

Table of additional registrants1

Exact name of additional registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer identification no.

AAP Financial Services, Inc.	Virginia	45-4110599
Advance Auto Business Support, LLC	Virginia	26-1629361
Advance Auto Innovations, LLC	Virginia	54-2061915
Advance Auto of Puerto Rico, Inc.	Delaware	20-2321057
Advance e-Service Solutions, Inc.	Virginia	45-3076919
Advance Patriot, Inc.	Delaware	20-2321090
Advance Stores Company, Incorporated	Virginia	54-0118110
Advance Trucking Corporation	Virginia	54-1895223
Autopart International, Inc.	Massachusetts	04-2261826
Crossroads Global Trading Corp.	Virginia	26-1629453
Discount Auto Parts, LLC	Virginia	59-1447420
Driverside, Inc.,	Delaware	26-0721672
E-Advance, LLC	Virginia	26-4627308
MotoLogic, Inc.	Delaware	61-1596479
TTR, Inc.	Delaware	20-3955132
Western Auto of Puerto Rico, Inc.	Delaware	43-1544437
Western Auto of St. Thomas, Inc.	Delaware	66-1469029
Western Auto Supply Company	Delaware	54-1911686

1
With the exception of Autopart International, Inc., the address, including zip code, of each additional registrant is 5008 Airport Road, Roanoke, Virginia 24012, and the phone number, including area code, is (540) 362-4911. The address, including zip code, of Autopart International, Inc., is 1205 US Rte #1, Sharon, Massachusetts 02067, and the phone number, including area code, is (781) 784-4600.

EXPLANATORY NOTE
        This Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-166291) is being filed for the purpose of adding AAP Financial Services, Inc., a Virginia corporation and wholly-owned subsidiary of Advance Auto Parts, Inc., as a Co-Registrant that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by the Company. Except for the Securities and Exchange Commission ("SEC") registration fee, all amounts are estimates.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Blue Sky fees and expenses (including legal fees)		**
Printing and Engraving expenses		**
Trustee, Transfer Agent and Registrar fees and expenses		**
Engineering fees		**
Miscellaneous expenses		**

Total	$	**

_________________________
* To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
** These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Advance Auto Parts, Inc.:

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) actually and reasonably incurred by the person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Article VIII of our Certificate of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, our bylaws provide that we will pay the expenses (including attorneys' fees and expenses) incurred by a director or officer, or former director or officer, in defending, investigating, preparing to defend or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against such director or officer, whether civil or criminal, in advance of the final disposition of such action, suit, proceeding or claim if we receive a request therefore and an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification by us.

In addition, we have entered into customary indemnity agreements with each of our directors and executive officers.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Western Auto Supply Company:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

Article IX of the Certificate of Incorporation of Western Auto Supply Company (“Western Auto”) provides that a director of Western Auto shall not be personally liable to Western Auto or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Western Auto or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper benefit. If the DGCL is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Western Auto, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.

Article VI of the Bylaws of Western Auto provides that Western Auto may indemnify, in the manner and to the full extent permitted by law, any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of Western Auto) by reason of the fact that he is or was a director, officer, employee or agent of Western Auto, or is or was serving at the request of Western Auto as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Western Auto, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Western Auto may indemnify officers and directors in an action by or in the right of Western Auto under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to Western Auto.

Western Auto may purchase and maintain insurance on behalf of any person who is or was a director or officer of Western Auto, or is or was serving at the request of Western Auto as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Western Auto would have the power to indemnify him against such liability under Western Auto's Bylaws or applicable law.

Western Auto of Puerto Rico, Inc.:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

Section 12 of the Certificate of Incorporation of Western Auto of Puerto Rico, Inc. (“Western Auto of Puerto Rico”) provides that a director of Western Auto of Puerto Rico shall not be personally liable to Western Auto of Puerto Rico or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Western Auto of Puerto Rico or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Article VIII of the Bylaws of Western Auto of Puerto Rico provides that Western Auto of Puerto Rico shall, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Western Auto of Puerto Rico, or is or was serving at the request of Western Auto of Puerto Rico as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The indemnification and the advancement of expenses provided or permitted by Article VIII of the Bylaws of Western Auto of Puerto Rico shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Western Auto of St. Thomas, Inc.:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

The Certificate of Incorporation of Western Auto of St. Thomas, Inc. (“Western Auto of St. Thomas”) provides for the limitation of liability of directors and officers in the same manner as the Certificate of Incorporation of Western Auto of Puerto Rico. See the discussion of applicable provisions of the Certificate of Incorporation of Western Auto of Puerto Rico above under “-Western Auto of Puerto Rico, Inc.”

The Bylaws of Western Auto of St. Thomas provide for indemnification of directors and officers in the same manner as the Bylaws of Western Auto of Puerto Rico. See the discussion of applicable provisions of the Bylaws of Western Auto of Puerto Rico above under “-Western Auto of Puerto Rico, Inc.”

TTR, Inc.:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

Article VIII of the Certificate of Incorporation of TTR, Inc. (“TTR”) provides that a director of TTR shall not be personally liable to TTR or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to TTR or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of TTR, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.

Article V of the Bylaws of TTR provides that TTR will indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the DGCL, as amended from time to time.

TTR may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of TTR, or is or was serving at the request of TTR as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from such capacity, or arising out of his or her status as such, whether or not TTR would otherwise have the power or the obligation to indemnify the person against such liability or expense.

Advance Auto of Puerto Rico, Inc.:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

The Certificate of Incorporation of Advance Auto of Puerto Rico, Inc. (“Advance Auto of Puerto Rico”) provides for the limitation of liability of directors in the same manner as the Certificate of Incorporation of TTR. See the discussion of applicable provisions of the Certificate of Incorporation of TTR above under “-TTR, Inc.”

The Bylaws of Advance Auto of Puerto Rico provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “-TTR, Inc.”

Advance Patriot, Inc.:

See the discussion of applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

The Certificate of Incorporation of Advance Patriot, Inc. (“Advance Patriot”) provides for the limitation of liability of directors in the same manner as the Certificate of Incorporation of TTR. See the discussion of applicable provisions of the Certificate of Incorporation of TTR above under “-TTR, Inc.”

The Bylaws of Advance Patriot provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “-TTR, Inc.”

Driverside, Inc.:

See the discussion of the applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

Article Seven of the Certificate of Incorporation of Driverside, Inc. (“Driverside”) provides that a director of Driverside shall not be personally liable to Driverside or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Driverside or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director is liable under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Article Eight of the Certificate of Incorporation of Driverside provides that Driverside is authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents in excess of indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable

Delaware law (statutory and nonstatutory), with respect to actions for breach of fiduciary duty to Driverside, its stockholders and others.

The Bylaws of Driverside provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “-TTR, Inc.”

MotoLogic, Inc.:

See the disclosure of the applicable provisions of the DGCL above under “-Advance Auto Parts, Inc.”

Article Six of the Certificate of Incorporation of Motologic, Inc. (“Motologic”) provides that a director of Motologic shall not be personally liable to Motologic or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Motologic or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

The Bylaws of Motologic provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “-TTR, Inc.”

Advance Stores Company, Incorporated:

Article 10 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, in all other cases, that his conduct was at least not opposed to the corporation's best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA, a director's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the above requirements. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described.

In addition, under the VSCA, unless ordered by a court pursuant to the VSCA, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Unless limited by a corporation's articles of incorporation, the VSCA states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Article 5(C) of the Articles of Incorporation of Advance Stores Company, Incorporated, (“Advance Stores”), as amended, provides that Advance Stores may indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of Advance Stores or brought by or on behalf of shareholders of Advance Stores, by reason of the fact that he is or was a director or officer of Advance Stores, or (ii) any director or officer who is or was serving at the request of Advance Stores as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at Advance Stores's request if his duties to Advance Stores also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

Article 5(I) of the Articles of Incorporation of Advance Stores provides that Advance Stores may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance in such amounts as the board of directors of Advance Stores may determine on behalf of any person who is or was a director, officer, employee, consultant, representative or agent of Advance Stores, or is or was serving at the request of Advance Stores as a director, officer, employee, consultant, representative or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not Advance Stores would have power to indemnify him against such liability under the provisions of such Article.

Article 5(B) of the Articles of Incorporation of Advance Stores provides that no director or officer of Advance Stores shall be liable to Advance Stores or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Article, except that such Article shall not exclude liability resulting from such person's having engaged-in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Advance Trucking Corporation:

See the discussion of applicable provisions of the VSCA above under “-Advance Stores Company, Incorporated.”

Article VII of the Articles of Incorporation of Advance Trucking Corporation (“Advance Trucking”) provides that Advance Trucking may indemnify each director and officer who is or was a party to any proceeding against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with Advance Trucking or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, directors and officers will be indemnified by Advance Trucking with respect to those monetary damages of which the VSCA permits the limitation or elimination of liability. In addition, to the full extent, if any, that the VSCA permits the limitation or elimination of the liability of directors, a director of Advance Trucking shall not be liable to Advance Trucking or its stockholders in any amount whatsoever for monetary damages arising out of a single transaction, occurrence or course of action.

Advance Trucking may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of Advance Trucking, or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not Advance Trucking would have power to indemnify him against such liability under the Articles of Incorporation.

Crossroads Global Trading Corp.:

See the discussion of applicable provisions of the VSCA above under “-Advance Stores Company, Incorporated.”

The Articles of Incorporation of Crossroads Global Trading Corp. (“Crossroads Global”) provides that each director or officer who was or is a party to any proceeding shall be indemnified by Crossroads Global against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with Crossroads Global or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of Crossroads Global as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date hereof or may hereafter be amended, Crossroads Global shall indemnify a director or officer of Crossroads Global who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a director or officer or is or was serving at the request of Crossroads Global.

Article VII of the Articles of Incorporation of Crossroads Global also empowers Crossroads Global to contract in advance to indemnify any director or officer to the extent indemnification is granted above. In addition, to the full extent, if any, that the VSCA permits the limitation or elimination of the liability of directors, a director of Crossroads Global shall not be liable to Crossroads Global or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from Crossroads Global for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

Crossroads Global may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with the Articles of Incorporation and to procure insurance, in such amounts as the board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of Crossroads Global, or is or was serving at the request of Crossroads Global as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not Crossroads Global would have power to indemnify him against such liability under its Articles of Incorporation.

Advance e-Service Solutions, Inc.:

See the discussion of applicable provisions of the VSCA above under “-Advance Stores Company, Incorporated.”

Article VII of the Articles of Incorporation of Advance e-Service Solutions, Inc. (“e-Service”) provides that each director or officer who was or is a party to any proceeding shall be indemnified by e-Service against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with e-Serivce or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of e-Service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date hereof or may hereafter be amended, e-Service shall indemnify a director or officer of e-Service who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a director or officer or is or was serving at the request of e-Service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Article VII of the Articles of Incorporation of e-Service also empowers e-Service to contract in advance to indemnify any director or officer to the extent indemnification is granted above. In addition, to the full extent, if any, that the VSCA permits the limitation or elimination of the liability of directors, a director of e-Service shall not be liable to e-Service or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from e-Service for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

e-Service may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with the Articles of Incorporation and to procure insurance, in such amounts as the board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of e-Service, or is or was serving at the request of e-Service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not e-Service would have power to indemnify him against such liability under its Articles of Incorporation.

AAP Financial Services, Inc.:

See the discussion of applicable provisions of the VSCA above under “-Advance Stores Company, Incorporated.”

Article VII of the Articles of Incorporation of AAP Financial Services, Inc. (“AAP Financial”) provides that AAP Financial will indemnify each director and officer who is or was a party to any proceeding (including a proceeding by or in the right of AAP Financial) shall be indemnified by AAP Financial against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with AAP Financial or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date thereof or may thereafter be amended, AAP Financial shall indemnify a director or officer of AAP Financial who is or was a party to any proceeding (including a proceeding by or in the right of AAP Financial) by reason of the fact that he is or was such a director or officer or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Article VII of the Articles of Incorporation of AAP Financial also empowers AAP Financial to contract in advance to indemnify any director or officer to the extent indemnification is granted above. The board of directors of AAP Financial is also empowered to cause AAP Financial to indemnify or contract in advance to indemnify any other person not covered above who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of AAP Financial, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted above.

Pursuant to Article VII of the Articles of Incorporation of AAP Financial, AAP Financial shall advance, pay for and/or reimburse the reasonable expenses incurred by an officer or director who is a party to any proceeding in advance of the final disposition thereof if (i) the officer or director furnishes AAP Financial a written statement of his good faith belief that he has met the applicable standard of conduct described above and (ii) the officer or director furnishes AAP Financial a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above shall be an unlimited general obligation of the officer or director but need not be secured and may be accepted without reference to financial ability to make repayment.

In addition, to the full extent, if any, that the VSCA, as it exists on the date thereof or may thereafter be amended, permits the limitation or elimination of the liability of directors, a director of AAP Financial shall not be liable to AAP Financial or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from AAP Financial for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

AAP Financial may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article VII and may also procure insurance, in such amounts as its board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of AAP Financial , or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other ,enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not AAP Financial would have power to indemnify him against such liability under the provisions of its Articles of Incorporation.

Advance Auto Innovations, LLC:

Under the Virginia Limited Liability Company Act (“VA LLC Act”), subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article IV of the Operating Statement of Advance Auto Innovations, LLC (“Advance Auto Innovations”) provides that Advance Auto Innovations will indemnify the managers to the fullest extent permitted under the VA LLC Act, and such indemnification rights are not exclusive of any other rights to which the managers may be entitled. As long as a manager acts in good faith with respect to the conduct of the business and affairs of Advance Auto Innovations, no manager will be liable or accountable to Advance Auto Innovations or to any member, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which he may do or refrain from doing in connection with the business and affairs of Advance Auto Innovations, except for willful misconduct or gross negligence or breach of a fiduciary duty. The liability of a manager to Advance Auto Innovations or to any of the other members is limited to the maximum extent permissible under Section 13.1-1025 of the VA LLC Act.

Article V of the Operating Statement provides that Advance Auto Innovations will indemnify any person who was or is a party to any proceeding, including a proceeding brought by a member in the right of Advance Auto Innovations or brought by or on behalf of the members, by reason of the fact that such person is or was a manager of Advance Auto Innovations, or is or was serving at the request of Advance Auto Innovations as a manager, director, trustee, partner or other officer of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and reasonable expenses (including reasonable attorneys' fees) incurred by such person in connection with such proceeding unless he or she has engaged in willful misconduct or a knowing violation of the criminal law.

Discount Auto Parts, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “-Advance Auto Innovations, LLC.”

The Operating Agreement of Discount Auto Parts, LLC (“Discount Auto Parts”) provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Agreement of Advance Auto Innovations above under “-Advance Auto Innovations, LLC”.

Advance Auto Business Support, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “-Advance Auto Innovations, LLC.”

Section 6 of the Articles of Organization for Advance Auto Business Support, LLC (“Advance Auto Business Support”) provides that to the fullest extent that the VA LLC Act permits the limitation or elimination of the liability of a member and manager, a member or manager of Advance Auto Business Support will not be liable to Advance Auto Business Support or its members for monetary damages. If elimination of the liability is not permitted, the limitation of liability is (1) $1.00 or the minimum amount allowed to be stated by the VA LLC Act if a specific dollar amount is required to be stated or (2) the fullest extent of limitation set forth in the VA LLC Act if no specific dollar amount is required to be stated.

Advance Auto Business Support will indemnify an individual made a party to a proceeding because he is or was a member or manager of Advance Auto Business Support against liability if he conducted himself in good faith, and he believed, in the case of his conduct in his official capacity with Advance Auto Business Support, that his conduct was in the best interest of the company; and in all other cases, that his conduct was at least not opposed to the best interests of the company, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Advance Auto Business Support may not indemnify (1) in connection with a proceeding by or in the right of Advance Auto Business Support in which the member or manager was adjudged liable to Advance Auto Business Support, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

The Operating Statement of Advance Auto Business Support provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Statement of Advance Auto Innovations above under “-Advance Auto Innovations, LLC”.

E-Advance, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “-Advance Auto Innovations, LLC.”

The Articles of Organization of E-Advance, LLC (“E-Advance”) provide for the limitation of liability of members and managers in the same manner as the Articles of Organization of Advance Auto Business Support. See the discussion of applicable provisions of the Articles of Incorporation of Advance Auto Business Support above under “-Advance Auto Business Support, LLC”.

The Operating Statement of E-Advance provides for indemnification of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Agreement of Advance Auto Innovations above under “-Advance Auto Innovations, LLC”.

Autopart International, Inc.:

Part 2 of the Massachusetts Business Corporation Act (“MBCA”) provides that a corporation may include a provision in its articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; but the provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA) or (iv) for any transaction from which the director derived an improper personal benefit.

Part 8 of the MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, and he either reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he engaged in conduct for which he shall not be liable under a provision in the articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA), or (iv) for any transaction from which the director derived an improper personal benefit. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct. Unless ordered by a court, a corporation may not indemnify a director if his conduct did not satisfy the relevant standard.

A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The MBCA provides for indemnification of officers of a corporation to the same extent as directors.

The Bylaws of Autopart International, Inc. (“Autopart International”) provide that each director or officer of Autopart International or of any other corporation, the majority of the stock of which is owned by Autopart International, shall be indemnified by Autopart International against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a director or officer, such expenses to include the cost of reasonable settlements (or other amounts paid by Autopart International itself) made with a view to curtailing costs of litigation. Autopart International will not indemnify any director or officer with respect to matters as to which he is finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duties as such director or officer. The foregoing right of indemnification is not exclusive of other rights to which any director or officer may be entitled as a matter of law.

        We have indemnification agreements with our officers and directors that are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws or applicable law.

Item 16. Exhibits.

Exhibit number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Advance Auto Parts, Inc.(1)

3.2	By-Laws of Advance Auto Parts, Inc.(2)

4.1	Form of Senior or Subordinated Indenture.(3)

4.2	Form of Senior Debt Security*

4.3	Form of Subordinated Debt Security*

5.1	Opinion of Bingham McCutchen LLP.(3)

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges(3)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 10-Q filed by the Registrant with the SEC on August 16, 2004.

(2)	Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant with the SEC on August 17, 2009.

(3)	Incorporated by reference to the same-numbered exhibit to the Registration Statement on form S-3 (333-166291) filed by the Registrant with the SEC on April 26, 2010.

Item 17. Undertakings

Each of the undersigned Registrants hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE AUTO PARTS, INC.

By:	/s/ Darren R. Jackson
Darren R. Jackson
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Chief Financial Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren R. Jackson and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

	President, Chief Executive Officer and Director	December 21, 2012

/s/ Darren R. Jackson
Darren R. Jackson

/s/ Michael A. Norona	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

*	Chairman and Director	December 21, 2012
John C. Brouillard

*	Director	December 21, 2012
Frances X. Frei

*	Director	December 21, 2012
J. Paul Raines

*	Director	December 21, 2012
William S. Oglesby

*	Director	December 21, 2012
Gilbert T. Ray

*	Director	December 21, 2012
Carlos A. Saladrigas

*	Director	December 21, 2012
Jimmie L. Wade

*	Director	December 21, 2012
John F. Bergstrom

*	Director	December 21, 2012
Fiona P. Dias

*By:	/s/ Michael A. Norona
Michael A. Norona,
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

AAP FINANCIAL SERVICES, INC.

By:	/s/ Michael A. Norona
Michael A. Norona
President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah E. Powell and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ William H. Carter	Senior Vice President and Director	December 21, 2012
William H. Carter

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Director	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE STORES COMPANY, INCORPORATED

By:	/s/ Darren R. Jackson
Darren R. Jackson
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Chief Financial Officer, Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Jackson	President, Chief Financial Officer and Director (Principal Executive Officer)	December 21, 2012
Darren R. Jackson

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Kevin P. Freeland	Chief Operating Officer and Director	December 21, 2012
Kevin P. Freeland

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE AUTO BUSINESS SUPPORT, LLC

By:	/s/ Michael A. Norona
Michael A. Norona
President, Chief Financial Officer, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona	President, Chief Financial Officer Assistant Secretary and Manager (Principal Executive Officer, Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Kevin P. Freeland	Chief Operating Officer and Manager	December 21, 2012
Kevin P. Freeland

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Manager	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

WESTERN AUTO SUPPLY COMPANY

By:	/s/ Michael A. Norona
Michael A. Norona
President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona	President, Chief Executive Financial Officer, Assistant Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Kevin P. Freeland	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director	December 21, 2012
Kevin P. Freeland

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Director	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

DISCOUNT AUTO PARTS, LLC

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Vice President, Treasurer, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Manager (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Sarah E. Powell	Vice President, General Counsel, Corporate Secretary and Manager	December 21, 2012
Sarah E. Powell

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE TRUCKING CORPORATION

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Charles E. Tyson
Charles E. Tyson	Senior Vice President and Director	December 21, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE AUTO INNOVATIONS, LLC

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Treasurer, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Manager (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Charles E. Tyson
Charles E. Tyson	Senior Vice President and Manager	December 21, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

WESTERN AUTO OF PUERTO RICO, INC.

By:	/s/ Kurt R. Schumacher
Kurt R. Schumacher
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kurt R. Schumacher	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
Kurt R. Schumacher

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

*	Executive Vice President and Director	December 21, 2012
Kevin P. Freeland

*By:	/s/ Michael A. Norona
Michael A. Norona
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

WESTERN AUTO OF ST. THOMAS, INC.

By:	/s/ Kurt R. Schumacher
Kurt R. Schumacher
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kurt R. Schumacher	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
Kurt R. Schumacher

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

*	Executive Vice President and Director	December 21, 2012
Kevin P. Freeland

*By:	/s/ Michael A. Norona
Michael A. Norona
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE AUTO OF PUERTO RICO, INC.

By:	/s/ Kurt R. Schumacher
Kurt R. Schumacher
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Treasurer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kurt R. Schumacher	President and Director (Principal Executive Officer)	December 21, 2012
Kurt R. Schumacher

/s/ Michael A. Norona	Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Jill A. Livesay	Director	December 21, 2012
Jill A. Livesay

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE PATRIOT, INC.

By:	/s/ Michael A. Norona
Michael A. Norona
President, Treasurer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona	President, Treasurer and Assistant Secretary (Principal Executive Officer, Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Jill A. Livesay	Director	December 21, 2012
Jill A. Livesay

/s/ Kurt R. Schumacher	Vice President and Director	December 21, 2012
Kurt R. Schumacher

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

TTR, INC.

By:	/s/ Michael A. Norona
Michael A. Norona
President, Chief Financial Officer Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona	President, Chief Financial Officer, Assistant Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Kevin P. Freeland	Vice President and Director	December 21, 2012
Kevin P. Freeland

/s/ Jill A. Livesay	Director	December 21, 2012
Jill A. Livesay

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

CROSSROADS GLOBAL TRADING CORP.

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Executive Officer, Treasurer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Director (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Charles E. Tyson
Charles E. Tyson	Senior Vice President and Director	December 21, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sharon, state of Massachusetts, on December 21, 2012.

AUTOPART INTERNATIONAL, INC.

By:	/s/ James T. Durkin
James T. Durkin
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Vice President, Chief Financial Officer, Assistant Clerk and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James T. Durkin	President and Director (Principal Executive Officer)	December 21, 2012
James T. Durkin

/s/ Michael A. Norona	Vice President, Chief Financial Officer, Assistant Clerk and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

*	Director	December 21, 2012
Darren R. Jackson

/s/ Kevin P. Freeland	Chairman and Director	December 21, 2012
Kevin P. Freeland

/s/ Thomas M. O'Reilly	Chief Operating Officer and Director	December 21, 2012
Thomas M. O'Reilly

/s/ Roger A. Patkin	Vice Chair and Director	December 21, 2012
Roger A. Patkin

*By:	/s/ Michael A. Norona
Michael A. Norona
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

E-ADVANCE, LLC

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Treasurer, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Manager (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Manager	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

ADVANCE E-SERVICE SOLUTIONS, INC.

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Director (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Director	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

DRIVERSIDE, INC.

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Director (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Director	December 21, 2012
Sarah E. Powell

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on December 21, 2012.

MOTOLOGIC, INC.

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland	President and Director (Principal Executive Officer)	December 21, 2012
Kevin P. Freeland

/s/ Michael A. Norona	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	December 21, 2012
Michael A. Norona

/s/ Sarah E. Powell	Senior Vice President, General Counsel, Corporate Secretary and Director	December 21, 2012
Sarah E. Powell

Exhibit index

Exhibit number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Advance Auto Parts, Inc.(1)

3.2	By-Laws of Advance Auto Parts, Inc.(2)

4.1	Form of Senior or Subordinated Indenture.(3)

4.2	Form of Senior Debt Security*

4.3	Form of Subordinated Debt Security*

5.1	Opinion of Bingham McCutchen LLP.(3)

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges(3)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 10-Q filed by the Registrant with the SEC on August 16, 2004.

(2)	Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant with the SEC on August 17, 2009.

(3)	Incorporated by reference to the same-numbered exhibit to the Registration Statement on form S-3 (333-166291) filed by the Registrant with the SEC on April 26, 2010.